UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

July 21, 2003

(Date of earliest event reported)

NUANCE COMMUNICATIONS, INC.

(Exact name of registrant as specified in charter)

Delaware	000-30203	94-3208477
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1005 Hamilton Court, Menlo Park, California	94025
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:      (650) 847-0000

Not Applicable

(Former name or former address, if changed since last report.)

ITEM 7. FINANCIAL INFORMATION AND EXHIBITS	3
ITEM 9. REGULATION FD DISCLOSURE	3
SIGNATURES	4
EXHIBIT INDEX	5

EXHIBIT 99.1

ITEM 7:    FINANCIAL INFORMATION AND EXHIBITS

     (c) Exhibits:

Exhibit No.	Exhibit Description

99.1	Press release issued by the Registrant, dated as of July 21, 2003

ITEM 9:    REGULATION FD DISCLOSURE

     The information contained in this Item 9 of this Current Report on Form 8-K is being furnished pursuant to “Item 12. Results of Operations and Financial Condition” in accordance with SEC Release No. 33-8216.

     On July 21, 2003, the Registrant issued a press release announcing its financial results for the quarterly period ended June 30, 2003. A copy of the earnings release is attached as Exhibit 99.1.

     Nuance’s Consolidated Statements of Operations presents non-GAAP (Generally Accepted Accounting Principles) net loss excluding special items and net loss per share (basic and diluted) excluding special items in addition to the presentation of such results in accordance with GAAP. The special items include non-cash compensation expense and restructuring charges (credits). These special items are not necessarily representative of Nuance’s core operations and Nuance management believes that presentation of these non-GAAP financial measures provides useful information to investors regarding the impact of the special items on Nuance’s net loss and net loss per share. Nuance management also uses non-GAAP measurements in certain internal management analyses as the resulting metrics provide useful information regarding the company’s core operations.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 21, 2003	Nuance Communications, Inc.
(Registrant)

/s/ Karen Blasing

Karen Blasing
Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press release issued by the Registrant, dated as of July 21, 2003